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                                                                    EXHIBIT 25-A
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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 205549
                         -----------------------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
              Check if an Application to Determine Eligibility of
                    a Trustee Pursuant to Section 305(b)(2)

            --------------------------------------------------------

                      U.S. BANK TRUST NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)

111 East Wacker Drive, Suite 3000
       Chicago, Illinois                           60601                   36-4046888
(Address of principal executive offices)         (Zip Code)      I.R.S. Employer Identification No.

                               Pamela A. Burrows
                       111 East Wacker Drive, Suite 3000
                            Chicago, Illinois 60601
                            Telephone (312) 228-9456
           (Name, address and telephone number of agent for service)

                           PHILLIPS PETROLEUM COMPANY
              (Exact name of obligor as,specified in its charter)


          Delaware                                     73-0400345
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                      Identification No.)


Phillips Building
Bartlesville, Oklahoma                                     74004
(Address of Principal Executive Offices)                 (Zip Code)

                                Debt Securities
                      (Title of the Indenture Securities)

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                                   FORM T- I

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

         a) Name and address of each examining or supervising authority to which it is subject.
                        Comptroller of the Currency
                        Washington, D.C.

         b) Whether it is authorized to exercise corporate trust powers.
                        Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee. describe each such affiliation.

                 None

Items 3-15       There is not nor has there been a default with respect to the securities under this Indenture. The Trustee is a Trustee
                 under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under such other Indentures.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

         1. A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit I of Form
                 T-1, Registration No. 333-18235,

         2. A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit
                 2 of Form T-1, Registration No. 333-18235.

         3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T- 1, Registration No.
                 333-18235.

         4. A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T- 1, Registration No. 333-18235.

         5.      Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No- 333
                 18235.

         7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

         8.      Not applicable.

         9.      Not applicable.




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                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the day of _, 1998.

                                   U.S. BANK TRUST NATIONAL ASSOCIATION

                                   BY: /s/ Pamela A. Burrows
                                      ----------------------------------
                                      Pamela A, Burrows
                                      Trust Officer








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
U.S. Bank Trust National Association         Call Date: 03/31/98       ST-BK: 17-1638             FFIEC  033
400 North Michigan Avenue                                                                         Page RC-1
Chicago, IL 60611                            Vendor ID: D              CERT: 34094
                                                                                                      9
Transit Number: 09600069

Consolidated Report of Condition for Insured
Commercial and State-Chartered Savings Banks for March 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

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
                                                                                                                      C200 <-
                                                                                                  Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
ASSETS
  1. Cash and balances due from depository institutions (from Schedule RC-A):                       RCON
                                                                                                    ----
     a.   Noninterest-bearing balances and currency and coin(1).................................    0081       56,244    1.a
     b.   Interest bearing balances(2)..........................................................    0071            0    1.b
  2. Securities:
     a.   Held-to-maturity securities (from Schedule RC-B, column A)............................    1754            0    2.a
     b.   Available-for-sale securities (from Schedule RC-B, column D)..........................    1773        3,219    2.b
  3. Federal funds sold and securiites purchased under agreements to resell.....................    1350            0    3.
                                                                             RCON
                                                                             -----
  4. Loans and lease financing receivables:
     a.   Loans and leases, net of unearned income (from Schedule RC-C)...   2122              0                         4.a
     b.   LESS: Allowance for loan and lease losses.......................   3123              0                         4.b
     c.   LESS: Allocated transfer risk reserve...........................   3128              0                         4.c
     d.   Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b
          and 4.c)..............................................................................    2125            0    4.d
  5. Trading assets ............................................................................    3545            0    5.
  6. Premises and fixed assets (including capitalized leases)...................................    2145          125    6.
  7. Other real estate owned (from Schedule RC-M)...............................................    2150            0    7.
  8. Investments in unconsolidated subsidiaries and associated companies (from Schedule
     RC-M)......................................................................................    2130            0    8.
  9. Customers' liability to this bank on acceptances outstanding...............................    2155            0    9.
 10. Intangible assets (from Schedule RC-M).....................................................    2143       47,202    10.
 11. Other assets (from Schedule RC-F)..........................................................    2160        2,713    11.
 12. Total assets (sum of items 1 through 11)...................................................    2170      109,503    12.

---------------
(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

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
U.S. Bank Trust National Association         Call Date: 03/31/98       ST-BK: 17-1638             FFIEC  033
400 North Michigan Avenue                                                                         Page RC-2
Chicago, IL  60611                           Vendor ID: D              CERT: 34094
                                                                                                      10
Transit Number: 09600069

Schedule RC - Continued
-----------------------------------------------------------------------------------------------------------------

                                                                                      Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------
                                                                                      RCON
                                                                                      ----
LIABILITIES
13.   Deposits:
13.   a. In domestic offices (sum of totals of
         columns A and C from Schedule RC-E)..........................................2200..           0   13.a
                                                          RCON
                                                          ----
        (1) Noninterest-bearing (1).......................6631..                 0          ............   13.a.1
        (2) Interest-bearing..............................6636..                 0          ............   13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs.................      ............
        (1) Noninterest-bearing.......................................................      ............
        (2) Interest-bearing..........................................................      ............
14.  Federal funds purchased and securities sold under agreements to repurchase.......2800..           0   14.
15.  a. Demand notes issued to the U.S. Treasury......................................2840..           0   15.a
     b. Trading liabilities...........................................................3548..           0   15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a. With a remaining maturity of one year or less.................................2332..           0   16.a
     b. With a remaining maturity of more than one year through three years...........A547..           0   16.b
     c. With a remaining maturity of more than three years............................A548..           0   16.c
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding.........................2920..           0   18.
19.  Subordinated notes and debentures (2)............................................3200..           0   19.
20.  Other liabilities (from Schedule RC-G)...........................................2930..       2,454   20.
21.  Total liabilities (sum of items 13 through 20)...................................2948..       2,454   21.
22.  Not applicable

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus....................................3838..          0    23.
24.  Common stock.....................................................................3230..      1,000    24.
25.  Surplus (exclude all surplus related to preferred stock).........................3839..    106,712    25.
26.  a. Undivided profits and capital reserves........................................3632..       (663)   26.a
     b. Net unrealized holding gains (losses) on available-for-sale securities........8434..          0    26.b
27.  Cumulative foreign currency translation adjustments..............................      ...........
28.  Total equity capital (sum of items 23 through 27)................................3210..    107,049    28.
29.  Total liabilities and equity capital (sum of items 21 and 28)....................3300..    109,503    29.

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
 1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank
     by independent external auditors as of any date during 1997......................6724..          2    M.1

 1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
 2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
 3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
 4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
 5 = Review of the bank's financial statements by external auditors
 6 = Compilation of the bank's financial statements by external auditors
 7 = Other audit procedures (excluding tax preparation work)
 8 = No external audit work

---------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited life preferred stock and related surplus.

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
U.S. Bank Trust National Association         Call Date: 03/31/98       ST-BK: 17-1638             FFIEC  033
400 North Michigan Avenue                                                                         Page RC-3
Chicago, IL 60611                            Vendor ID: D              CERT: 34094
                                                                                                      11
Transit Number: 09600069

Schedule RC-A -- Cash and Balances Due from Depository Institutions

Exclude assets held for trading.

<Caption<
                                                                                                              C205 <-
                                                                                          Dollar Amounts in Thousands
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
1. Cash items in process of collection, unposted debits, and currency and coin:              RCON
                                                                                             ----
   a. Cash items in process of collection and unposted debits..............................  0020 ..         0    1.a
   b. Currency and coin....................................................................  0080 ..         0    1.b
2. Balances due from depository institutions in the U.S.:
   a. U.S. branches and agencies of foreign banks..........................................  0083 ..         0    2.a
   b. Other commercial banks in the U.S. and other depository institutions in the U.S......  0085 ..    56,244    2.b
3. Balances due from banks in foreign countries and foreign central banks:
   a. Foreign branches of other U.S. banks.................................................  0073 ..         0    3.a
   b. Other banks in foreign countries and foreign central banks...........................  0074 ..         0    3.b
4. Balances due from Federal Reserve Banks.................................................  0090 ..         0    4.
5. Total (sum of items 1 through 4) (must equal Schedule RC, sum of items 1.a and 1.b).....  0010 ..    56,244    5.

Memorandum

                                                                                          Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------
1. Noninterest-bearing balances due from commercial banks in the U.S.                        RCON
                                                                                             ----
   (included in items 2.a and 2.b above)...................................................  0050..     56,244    M.1